Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL THIRD QUARTER ENDED JUNE 30, 2015

•	Total revenue declined 10% or 1% on a constant-currency basis
•	Recorded Music revenue declined 10% or 1% on a constant-currency basis
•	Digital revenue declined 3% or increased 4% on a constant-currency basis
•	OIBDA was $100 million versus $66 million in the prior-year quarter
•	Net loss was $43 million versus $184 million in the prior-year quarter

NEW YORK, New York, August 6, 2015—Warner Music Group Corp. today announced its third-quarter results for the period ended June 30, 2015.

"I’m pleased with our relative performance this quarter, given that Q3 was our strongest quarter in fiscal 2014," said Stephen Cooper, Warner Music Group’s CEO.  “Our successes this quarter are due to ongoing growth in streaming revenue, a strong flow of outstanding music from our artists and songwriters, and first-class execution by our operators around the world.”

“Currency factored prominently in our results.  It is encouraging that, given the strength of the prior-year quarter, total revenue was essentially flat year over year on a constant-currency basis,” added Eric Levin, Warner Music Group’s Executive Vice President and CFO.  “I’m proud of our OIBDA and margin performance.  We will continue to take a balanced, global approach to delivering revenue, free cash flow and OIBDA growth.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2014	% Change
	(unaudited)	(unaudited)
Revenue	$710	$788	-10%
Digital revenue	314	324	-3%
Operating income (loss)	23	(15)	-
Adjusted operating income⁯(1)	26	28	-7%
OIBDA(1)	100	66	52%
Adjusted OIBDA(1)	103	109	-6%
Net loss	(43)	(184)	77%
Adjusted net loss (1)	(40)	(141)	72%
Net cash used in operating activities	(24)	(38)	37%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue declined 9.9% (or 0.7% in constant currency), mainly driven by exchange rates and timing of release activity.  The prior-year quarter was the company’s strongest quarter of fiscal 2014 from a revenue perspective.  All revenue streams declined, due in part to currency fluctuations, with the exception of Recorded Music licensing revenue, which rose 3.2% (or 16.1% in constant currency).

Asia and Latin America saw solid revenue growth with China a notable contributor.  This growth was offset by revenue declines in the U.S. and several European markets.  The decline in physical revenue was driven by the continuing transition to digital and comparison to the prior-year quarter which had strong physical revenue.  Digital revenue declined 3.1% (or was up 3.6% in constant currency), and represented 44.2% of total revenue, compared to 41.1% in the prior-year quarter.  The digital revenue decline reflects the impact of exchange rates and continued declines in download revenue which were offset in part by continued growth in streaming revenue.

Operating income was $23 million compared to an operating loss of $15 million in the prior-year quarter.  OIBDA increased 51.5% to $100 million from $66 million in the prior-year quarter and OIBDA margin rose to 14.1% from 8.4% in the prior-year quarter.  Adjusted OIBDA declined 5.5% and Adjusted OIBDA margin increased 0.7 percentage points to 14.5% from 13.8%.  The increase in operating income and OIBDA is largely the result of lower PLG-related expenses, the decline in expenses related to the company’s headquarters move and the benefit of ongoing cost-containment initiatives.  The decline in Adjusted OIBDA is largely the result of the revenue decline.

Net loss was $43 million compared to $184 million in the prior-year quarter.  This improvement was primarily due to higher operating income, lower interest expense and a loss related to the extinguishment of debt in the prior-year quarter, which more than offset currency-exchange losses on our Euro-denominated debt and higher income tax expense.

Adjusted operating income, Adjusted OIBDA and Adjusted net loss exclude the impact of PLG-related expenses, expenses related to the company’s headquarters move and expenses related to ongoing cost-containment initiatives.  See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net loss.

As of June 30, 2015, the company reported a cash balance of $168 million, total long-term debt of $2.996 billion and net debt (total long-term debt, including the current portion, minus cash) of $2.828 billion.  There was no balance outstanding on the company’s revolver at the end of the quarter.

Cash used by operating activities was $24 million compared to $38 million in the prior-year quarter.  This was largely driven by the timing of working capital and cash interest payments.  Free Cash Flow, defined below, was negative $44 million compared to negative $55 million in the prior-year quarter, reflecting lower cash used by operating activities and lower capital expenditures which more than offset higher cash paid for investments.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2014	% Change
	(unaudited)	(unaudited)
Revenue	$592	$656	-10%
Digital revenue	293	299	-2%
Operating income	43	11	-
Adjusted operating income⁯(1)	45	44	2%
OIBDA(1)	100	71	41%
Adjusted OIBDA(1)	102	104	-2%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music revenue declined 9.8% (or 0.7% in constant currency), mainly driven by exchange rates and timing of release activity.  All revenue streams declined, other than licensing which rose

3.2% (or 16.1% in constant currency) driven by increased synchronization activity as well as the inclusion for the first time of broadcast fee income for PLG repertoire across certain European territories.  Asia and Latin America saw solid revenue growth with China a notable contributor.  This growth was offset by revenue declines in the U.S. and several European markets.  The decline in physical revenue was driven by the continuing transition to digital and comparison to the prior-year quarter which had strong physical revenue. The digital revenue decline reflects the impact of exchange rates.  The decline in Artist Services and Expanded-Rights revenue resulted from an increase in U.S. expanded-rights revenue which was more than offset by a decrease in international artist services revenue due to the timing of European concert tours.  Domestic Recorded Music digital revenue was $143 million or 59.3% of total domestic Recorded Music revenue.  Major sellers included the Furious 7 Soundtrack, Ed Sheeran, Muse, Josh Groban, Superfly and David Guetta.

Recorded Music operating income was $43 million, up from $11 million in the prior-year quarter, and operating margin was 7.3%, up from 1.7% in the prior-year quarter.  Adjusted operating margin increased 0.9 percentage points to 7.6% from 6.7% in the prior-year quarter.  OIBDA rose to $100 million from $71 million in the prior-year quarter and OIBDA margin rose 6.1 percentage points to 16.9%.  Adjusted OIBDA was $102 million versus $104 million in the prior-year quarter with Adjusted OIBDA margin up 1.3 percentage points to 17.2%.  The decline in Adjusted OIBDA was largely driven by the as-reported revenue decline.  The increase in Adjusted OIBDA margin was driven by revenue mix and ongoing cost-containment initiatives.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2014	% Change
	(unaudited)	(unaudited)
Revenue	$123	$137	-10%
Digital revenue	23	27	-15%
Operating income	3	6	-50%
OIBDA(1)	20	24	-17%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing revenue declined 10.2% (or 0.8% in constant currency).  Mechanical revenue declined 19.4% (or 10.7% in constant currency) driven by the continuing transition to digital.  Digital revenue also declined, down 14.8% (or 11.5% in constant currency) in large part due to timing, which includes some one-time payments in the prior-year quarter.  Performance revenue declined 5.8% (or was up 6.5% in constant currency) driven by timing of collections and synchronization revenue declined 8% (or was flat in constant currency).

Music Publishing operating income declined $3 million or 50.0% to $3 million and operating margin declined 2.0 percentage points to 2.4% from 4.4% in the prior-year quarter, as a result of revenue decline and the timing of artist and repertoire costs.  Music Publishing OIBDA declined by $4 million or 16.7% to $20 million, while Music Publishing OIBDA margin declined 1.2 percentage points to 16.3% from 17.5% as a result of the same factors which drove operating income.

Financial details for the quarter can be found in the company’s current Form 10-Q, for the period ended June 30, 2015, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST.  The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Big Beat, Canvasback, East West, Elektra, Erato, FFRR, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros., Warner Classics, Warner Music Nashville and Word, as well as Warner/Chappell Music, one of the world's leading music publishers, with a catalog of more than one million copyrights worldwide.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.  However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution of material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation

The company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period.  As such, all references to June 30, 2015 and June 30, 2014 relate to the periods ended June 26, 2015 and June 27, 2014, respectively.  For convenience purposes, the company continues to date its financial statements as of June 30.  The fiscal year ended September 30, 2014 ended on September 26, 2014.  For convenience purposes, the company continues to date its balance sheet as of September 30.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Nine Months Ended June 30, 2015 versus June 30, 2014
(dollars in millions)

	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2014	% Change
	(unaudited)	(unaudited)
Revenue	$710	$788	-10%
Cost and expenses:
Cost of revenue	(373)	(417)	11%
Selling, general and administrative expenses	(251)	(319)	21%
Amortization expense	(63)	(67)	6%
Total costs and expenses	$(687)	$(803)	14%
Operating income (loss)	$23	$(15)	-
Loss on extinguishment of debt	-	(141)	100%
Interest expense, net	(45)	(48)	6%
Other (expense) income, net	(17)	4	-
Loss before income taxes	$(39)	$(200)	81%
Income tax (expense) benefit	(4)	16	-
Net loss	$(43)	$(184)	77%
Less: Income attributable to noncontrolling interest	(1)	(1)	0%
Net loss attributable to Warner Music Group Corp.	$(44)	$(185)	76%

	For the Nine Months Ended June 30, 2015	For the Nine Months Ended June 30, 2014	% Change
	(unaudited)	(unaudited)
Revenue	$2,216	$2,256	-2%
Costs and expenses:
Cost of revenue	(1,136)	(1,177)	3%
Selling, general and administrative expenses	(799)	(885)	10%
Amortization expense	(191)	(199)	4%
Total costs and expenses	$(2,126)	$(2,261)	6%
Operating income (loss)	$90	$(5)	-
Loss on extinguishment of debt	-	(141)	100%
Interest expense, net	(136)	(157)	13%
Other expense, net	(12)	(3)	-
Loss before income taxes	$(58)	$(306)	81%
Income tax (expense) benefit	(7)	27	-
Net loss	$(65)	$(279)	77%
Less: Income attributable to noncontrolling interest	(3)	(3)	0%
Net loss attributable to Warner Music Group Corp.	$(68)	$(282)	76%

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at June 30, 2015 versus September 30, 2014
(dollars in millions)

	June 30,	September 30,
	2015	2014	% Change
	(unaudited)	(audited)
Assets
Current assets:
Cash and equivalents	$168	$157	7%
Accounts receivable, net	343	383	-10%
Inventories	39	39	0%
Royalty advances expected to be recouped within one year	119	102	17%
Deferred tax assets	46	46	0%
Prepaid and other current assets	58	55	5%
Total current assets	$773	$782	-1%
Royalty advances expected to be recouped after one year	219	190	15%
Property, plant and equipment, net	227	227	0%
Goodwill	1,633	1,661	-2%
Intangible assets subject to amortization, net	2,597	2,884	-10%
Intangible assets not subject to amortization	120	120	0%
Other assets	95	90	6%
Total assets	$5,664	$5,954	-5%
Liabilities and Equity
Current liabilities:
Accounts payable	$151	$215	-30%
Accrued royalties	1,111	1,132	-2%
Accrued liabilities	235	243	-3%
Accrued interest	48	60	-20%
Deferred revenue	247	219	13%
Current portion of long-term debt	13	13	0%
Other current liabilities	19	3	-
Total current liabilities	$1,824	$1,885	-3%
Long-term debt	2,983	3,017	-1%
Deferred tax liabilities, net	345	383	-10%
Other noncurrent liabilities	239	279	-14%
Total liabilities	$5,391	$5,564	-3%
Equity:
Common stock	-	-	-
Additional paid-in capital	1,128	1,128	0%
Accumulated deficit	(717)	(649)	10%
Accumulated other comprehensive loss, net	(157)	(108)	45%
Total Warner Music Group Corp. equity	$254	$371	-32%
Noncontrolling interest	19	19	0%
Total equity	273	390	-30%
Total liabilities and equity	$5,664	$5,954	-5%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Nine Months Ended June 30, 2015 versus June 30, 2014
(dollars in millions)

	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2014
	(unaudited)	(unaudited)
Net cash used in operating activities	$(24)	$(38)
Net cash used in investing activities	(20)	(17)
Net cash (used in) provided by financing activities	(6)	48
Effect of foreign currency exchange rates on cash and equivalents	-	-
Net decrease in cash and equivalents	$(50)	$(7)

	For the Nine Months Ended June 30, 2015	For the Nine Months Ended June 30, 2014
	(unaudited)	(unaudited)
Net cash provided by operating activities	$118	$41
Net cash used in investing activities	(79)	(92)
Net cash (used in) provided by financing activities	(15)	43
Effect of foreign currency exchange rates on cash and equivalents	(13)	(5)
Net increase (decrease) in cash and equivalents	$11	$(13)

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets.  We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods.  However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses.  Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.  In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 4. Warner Music Group Corp. - Reconciliation of OIBDA to Net Loss, Three and Nine Months Ended June 30, 2015 versus June 30, 2014
(dollars in millions)

	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2014	% Change
	(unaudited)	(unaudited)
OIBDA	$100	$66	52%
Depreciation expense	(14)	(14)	-
Amortization expense	(63)	(67)	6%
Operating income (loss)	$23	$(15)	-
Loss on extinguishment of debt	-	(141)	100%
Interest expense, net	(45)	(48)	6%
Other income (expense), net	(17)	4	-
Loss before income taxes	$(39)	$(200)	81%
Income tax benefit	(4)	16	-
Net loss	$(43)	$(184)	77%
Less: Income attributable to noncontrolling interest	(1)	(1)	0%
Net loss attributable to Warner Music Group Corp.	$(44)	$(185)	76%
Operating income (loss) margin	3.2%	(1.9%)
OIBDA margin	14.1%	8.4%

	For the Nine Months Ended June 30, 2015	For the Nine Months Ended June 30, 2014	% Change
	(unaudited)	(unaudited)
OIBDA	$323	$233	39%
Depreciation expense	(42)	(39)	-8%
Amortization expense	(191)	(199)	4%
Operating income (loss)	$90	$(5)	-
Loss on extinguishment of debt	-	(141)	100%
Interest expense, net	(136)	(157)	13%
Other income (expense), net	(12)	(3)	-
Loss before income taxes	$(58)	$(306)	81%
Income tax (expense) benefit	(7)	27	-
Net loss	$(65)	$(279)	77%
Less: Income attributable to noncontrolling interest	(3)	(3)	0%
Net loss attributable to Warner Music Group Corp.	$(68)	$(282)	76%
Operating income (loss) margin	4.1%	(0.2%)
OIBDA margin	14.6%	10.3%

Figure 5. Warner Music Group Corp. - Reconciliation of Segment Operating Income (loss) to OIBDA, Three and Nine Months Ended June 30, 2015 versus June 30, 2014
(dollars in millions)

	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2014	% Change
	(unaudited)	(unaudited)
Total WMG operating income (loss) - GAAP	$23	$(15)	-
Depreciation and amortization expense	(77)	(81)	5%
Total WMG OIBDA	$100	$66	52%
Operating income (loss) margin	3.2%	(1.9%)
OIBDA margin	14.1%	8.4%

Recorded Music operating income-GAAP	$43	$11	-
Depreciation and amortization expense	(57)	(60)	5%
Recorded Music OIBDA	$100	$71	41%
Recorded Music operating income margin	7.3%	1.7%
Recorded Music OIBDA margin	16.9%	10.8%

Music Publishing operating income - GAAP	$3	$6	-50%
Depreciation and amortization expense	(17)	(18)	6%
Music Publishing OIBDA	$20	$24	-17%
Music Publishing operating income margin	2.4%	4.4%
Music Publishing OIBDA margin	16.3%	17.5%

	For the Nine Months Ended June 30, 2015	For the Nine Months Ended June 30, 2014	% Change
	(unaudited)	(unaudited)
Total WMG operating income (loss) - GAAP	$90	$(5)	-
Depreciation and amortization expense	(233)	(238)	2%
Total WMG OIBDA	$323	$233	39%
Operating income (loss) margin	4.1%	(0.2%)
OIBDA margin	14.6%	10.3%

Recorded Music operating income - GAAP	$130	$27	-
Depreciation and amortization expense	(172)	(176)	2%
Recorded Music OIBDA	$302	$203	49%
Recorded Music operating income margin	7.0%	1.4%
Recorded Music OIBDA margin	16.1%	10.8%

Music Publishing operating income - GAAP	$36	$45	-20%
Depreciation and amortization expense	(52)	(53)	2%
Music Publishing OIBDA	$88	$98	-10%
Music Publishing operating income margin	10.0%	11.6%
Music Publishing OIBDA margin	24.5%	25.3%

Adjusted Operating Income, Adjusted OIBDA and Adjusted Net Loss

Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss) is operating income, OIBDA and net loss, respectively, adjusted to exclude the impact of certain items that affect comparability.  Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 6 below.  We use Adjusted operating income, Adjusted OIBDA and Adjusted net loss to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income, OIBDA and net loss attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 6. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Nine Months Ended June 30, 2015 versus June 30, 2014
(dollars in millions)

For the Three Months Ended June 30, 2015
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$23	$43	$3	$100	$100	$20	$(43)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	1	1	-	1	1	-	1
PLG Restructuring Expense	-	-	-	-	-	-	-
Cost-Savings Initiatives	2	1	-	2	1	-	2
Corporate Headquarters Consolidation	-	-	-	-	-	-	-
Adjusted Results	$26	$45	$3	$103	$102	$20	$(40)

Adjusted Margin	3.7%	7.6%	2.4%	14.5%	17.2%	16.3%

For the Three Months Ended June 30, 2014
	Total WMG Operating (Loss) Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(15)	$11	$6	$66	$71	$24	$(184)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	15	15	-	15	15	-	15
PLG Restructuring Expense	18	18	-	18	18	-	18
Corporate Headquarters Consolidation	10	-	-	10	-	-	10
Adjusted Results	$28	$44	$6	$109	$104	$24	$(141)

Adjusted Margin	3.6%	6.7%	4.4%	13.8%	15.9%	17.5%

For the Nine Months Ended June 30, 2015
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$90	$130	$36	$323	$302	$88	$(65)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	4	4	-	4	4	-	4
PLG Restructuring Expense	2	2	-	2	2	-	2
Cost-Savings Initiatives	9	5	-	9	5	-	9
Corporate Headquarters Consolidation	6	-	-	6	-	-	6
Adjusted Results	$111	$141	$36	$344	$313	$88	$(44)

Adjusted Margin	5.0%	7.5%	10.0%	15.5%	16.7%	24.5%

For the Nine Months Ended June 30, 2014
	Total WMG Operating (Loss) Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(5)	$27	$45	$233	$203	$98	$(279)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	51	51	-	51	51	-	51
PLG Restructuring Expense	42	42	-	42	42	-	42
Corporate Headquarters Consolidation	10	-	-	10	-	-	10
Adjusted Results	$98	$120	$45	$336	$296	$98	$(176)

Adjusted Margin	4.3%	6.4%	11.6%	14.9%	15.7%	25.3%

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods.  Constant-currency information compares results between periods as if exchange rates had remained constant period over period.  We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results.  However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue.  These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP.  Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 7. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Nine Months Ended June 30, 2015 versus June 30, 2014 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2014	For the Three Months Ended June 30, 2014
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)

US revenue
Recorded Music	$241	$253	$253
Music Publishing	48	51	51
International revenue
Recorded Music	351	403	343
Music Publishing	75	86	73
Intersegment eliminations	(5)	(5)	(5)
Total Revenue	$710	$788	$715

Revenue by Segment:
Recorded Music
Physical	$161	$202	$183
Digital	293	299	279
Total Physical & Digital	454	501	462
Artist services & expanded-rights	73	92	78
Licensing	65	63	56
Total Recorded Music	592	656	596
Music Publishing
Performance	49	52	46
Mechanical	25	31	28
Synchronization	23	25	23
Digital	23	27	26
Other	3	2	1
Total Music Publishing	123	137	124
Intersegment eliminations	(5)	(5)	(5)
Total Revenue	$710	$788	$715

Total Digital Revenue	$314	$324	$303

	For the Nine Months Ended June 30, 2015	For the Nine Months Ended June 30, 2014	For the Nine Months Ended June 30, 2014
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)

US revenue
Recorded Music	$718	$702	$702
Music Publishing	141	144	144
International revenue
Recorded Music	1,152	1,180	1,046
Music Publishing	218	243	215
Intersegment eliminations	(13)	(13)	(13)
Total Revenue	$2,216	$2,256	$2,094

Revenue by Segment:
Recorded Music
Physical	$611	$620	$571
Digital	839	828	784
Total Physical and Digital	1,450	1,448	1,355
Artist services & expanded-rights	204	238	212
Licensing	216	196	181
Total Recorded Music	1,870	1,882	1,748
Music Publishing
Performance	138	150	137
Mechanical	68	80	73
Synchronization	75	78	74
Digital	71	71	68
Other	7	8	7
Total Music Publishing	359	387	359
Intersegment eliminations	(13)	(13)	(13)
Total Revenue	$2,216	$2,256	$2,094

Total Digital Revenue	$906	$895	$848

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid for investments.  We use Free Cash Flow, among other measures, to evaluate our operating performance.  Management believes Free Cash Flow provides investors with an important perspective on the cash available to service debt, fund ongoing operations and working capital needs, make strategic acquisitions and investments and pay any dividends, make prepayments of outstanding debt or fund any repurchases of our outstanding debt securities in open market purchases, privately negotiated purchases or otherwise.  As a result, Free Cash Flow is a significant measure of our ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net (loss) income as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity.  Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.  In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid for investments from “net cash provided by (used in) operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by (used in) operating activities.”

Figure 8. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Nine Months Ended June 30, 2015 versus June 30, 2014
(dollars in millions)

	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2014
	(unaudited)	(unaudited)
Net cash used in operating activities	$(24)	$(38)
Less: Capital expenditures	12	16
Less: Net cash paid for investments	8	1

Free Cash Flow	$(44)	$(55)

	For the Nine Months Ended June 30, 2015	For the Nine Months Ended June 30, 2014
	(unaudited)	(unaudited)
Net cash provided by operating activities	$118	$41
Less: Capital expenditures	51	46
Less: Net cash paid for investments	28	46

Free Cash Flow	$39	$(51)

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Media Contact:	Investor Contact:
James Steven	Lori Scherwin
(212) 275-2213	(212) 275-4850
James.Steven@wmg.com	Investor.Relations@wmg.com